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                                                                    Exhibit 23.5


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement of Mace Security International, Inc. on Form S-4 (Registration No. 333-89717) to be filed on or about December 21, 1999 of our report dated September 18, 1999, with respect to the financial statements of Innovative Control Systems, Inc. included in Mace Security International, Inc.'s Current Report on Form 8-K dated July 9, 1999 (as amended September 22, 1999 on Form 8-K/A), and Form 8-K dated December 21, 1999, both filed with the Securities and Exchange Commission.



                              /s/ DANIEL P. IRWIN AND ASSOCIATES P.C.

Strafford-Wayne, Pennsylvania
December 20, 1999